Exhibit 10.2

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE “LAWS”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

DATE: JULY 7, 2009	U.S. $1,000,000.00

BIO-KEY INTERNATIONAL, INC.

EIGHT PERCENT (8%) PROMISSORY NOTE DUE NOVEMBER 3, 2009

FOR VALUE RECEIVED, BIO-KEY INTERNATIONAL, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, U.S.A. (the “Company”) promises to pay to the order of THE SHAAR FUND, LTD., the registered holder hereof and its successors and assigns (the “Holder”), One Million Dollars ($1,000,000), and to pay interest on the principal sum outstanding, at the rate of eight percent (8%) per annum due and payable on the date that is 120 days from the date of this Note (the “Maturity Date”).  Accrual of interest on the outstanding principal amount, payable in cash, shall commence on the date hereof and shall continue until payment in full of the outstanding principal amount has been made or duly provided for. The interest so payable will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration of the Note (the “Note Register”).

The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time to time. The Company will pay the outstanding principal of and any and all accrued and unpaid interest due upon this Note on the Maturity Date to the record Holder of this Note as of the fifth (5th) business day prior to the Maturity Date and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such funds shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Except as herein provided, this Note may not be prepaid without the prior written consent of the Holder.

This Note is subject to the following additional provisions:

1.             Note Exchangeable.            The Note is exchangeable at any time for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same without the Company’s written consent. No service charge will be made for such registration or transfer or exchange.

2.             Withholding.         The Company shall be entitled to withhold from all payments of principal or interest pursuant to this Note any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

3.             Transfer/Exchange of Note; Legend.

(a)           This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “1933 Act”) and applicable state securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not his Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.  If presentment for transfer is made, the parties agree hereunder to execute any and all documents necessary to effectuate said transfer within thirty (30) days of presentment.

(b)           The Holder understands and acknowledges by its acceptance hereof that (i) except as provided herein, this Note has not been and is not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, or (b) pursuant to an exemption from such registration; (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other regulation and/or exemption under the 1933 Act or the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) thereunder; and (iii) neither the Company nor any other person is under any obligation, other than as provided herein to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

4.             Prepayment by the Company.  The Company shall have the right (but not the obligation) to prepay all or any portion of this Note, provided the Company is not then in violation of any of its obligations under this Note.

5.             Payment Default.  If the Company fails to pay all outstanding amounts due to Holder on account of this Note on or before the Maturity Date (the “Payment Default”), then, notwithstanding other provisions of this Note, the following provisions will apply:

(a)           This Note, and all rights and obligations of the Company and the Holder hereunder, will automatically terminate.

(b)           Simultaneously with the termination of this Note under Section 5(a), the Company will issue to the Holder a new secured promissory note in the form of Annex A hereto, pursuant to which (i) the principal amount due thereunder shall be equal to the outstanding amount due under this Note upon the Payment Default (including, but not limited to, all principal and accrued but unpaid interest), (ii) the outstanding principal shall accrue interest at an interest rate in excess of the interest rate provided herein, (iii) the principal amount and all accrued interest will be due and payable to the Holder on the date that is 120 days from the issuance of the note, (iv) if unpaid at maturity, the Holder shall have the option to convert anytime thereafter the outstanding principal and accrued but unpaid interest into shares of the Company’s common stock, and (v) the outstanding amount due thereunder shall be secured by a security interest in all of the Company’s assets.

6.             General Default.  If one or more of the following described “Events of Default” shall occur:

(a)           Any of the representations or warranties made by the Company herein, or in any certificate or financial or other written statement heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made and the Holder shall have provided seven (7) days prior written notice to the Company of the alleged misrepresentation or breach of warranty and the same shall continue uncured for a period of seven (7) days after such written notice from the Holder; or

(b)           The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of seven (7) days after written notice from the Holder of such failure; or

(c)           The Company shall either:  (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or

(d)           A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company’s consent and such appointment is not discharged within sixty (60) days after such appointment; or

(e)           Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

(f)            After the date of this Note, any money judgment, writ or note of attachment, or similar process in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be entered or filed against the Company or any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

(g)           Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding; or

(h)           After the date of this Note, the Company shall make any payments on any other loan or outstanding debt other than (i) approx. $180,000 due to Data Radio pursuant to an outstanding Company note, or (ii) trade payables in the ordinary course of business;

then, or at any time thereafter, and in any and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default) at the option of the Holder and in the Holder’s sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company, anything herein or in any Note or other instrument contained to the contrary notwithstanding, and the Holder may immediately, and upon the expiration of any period of grace, enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law or equity.  In addition, the Company shall pay interest on overdue principal and (to the fullest extent permitted by law) on overdue interest at a rate of four (4%) percent of the then applicable interest rate per annum, payable in cash.

7.             Maximum Payments.  Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

8.             Obligations of the Company herein are Unconditional.  No provision of this Note shall alter or impair the obligation of the Company, which obligation is absolute and unconditional, to repay the principal amount of this Note at the time, place, rate, and in the coin currency, hereinabove stated. This Note and all other Notes now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Company. This Note ranks at least equally with all other Notes now or hereafter issued under the terms set forth herein.

9.             Note Holder Not Deemed a Stockholder.  No Holder, as such, of this Note shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. Notwithstanding the foregoing, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

10.          Restrictive Covenant.   After the date of this Note, the Company shall not make any payments on any other loan or outstanding debt other than (i) approx. $180,000 due to Data Radio pursuant to an outstanding Company note, or (ii) trade payables in the ordinary course of business.

11.          No Limitation on Corporate Action.                No provisions of this Note and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

12.          Waiver of Demand, Presentment, Etc.  The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

13.          Failure or Delay Not Waiver.  No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.  All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

14.          Attorney’s Fees.  The Company agrees to pay all costs and expenses, including without limitation reasonable attorney’s fees, which may be incurred by the Holder in collecting any amount due under this Note or in enforcing any of Holder’s rights as described herein.

15.          Access to Books and Records.  The Holder will have the right to inspect and audit the Company’s original books, records, and documents at any time and from time to time, during normal business hours, upon reasonable notice to the Company.

16.          Enforceability.     In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

17.          Governing Law.  This Note shall be governed by and construed in accordance with the laws of the state of New York without giving effect to applicable principles of conflict of law. Each of the parties submits to the exclusive jurisdiction of the state and federal courts of

New York County, New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

18.          Notices.  All notices and other communications given or made pursuant to this Note shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses or to such other e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 18:

If to the Borrower, to:	BIO-key International, Inc.
3349 Highway 138
Building D, Suite B
Wall, NJ 07719
Attn: Chief Executive Officer
Facsimile: [ ]

with a copy (which shall not constitute notice) to:	Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attention: Charles J. Johnson, Esq.
Facsimile: (617) 248-4000

If to the Holder, to:	The Shaar Fund Ltd.
c/o Maarten Robberts
SS&C Fund Services N.V.
Pareraweg 45
Curacao, Netherlands Antilles
Facsimile: (599-9) 434-3560

with a copy (which shall not constitute notice) to:	Meltzer, Lippe, Goldstein & Breitstone, LLP
190 Willis Avenue
Mineola, NY 11501
Attention: Ira R. Halperin, Esq.
Facsimile: (516) 747-0653

19.          Assignment.  This Note shall not be assigned by the Company without the prior written consent of the Holder.  This Note shall bind the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns.

20.          Amendment Provision.  This Note may be amended or modified only upon the written consent of the Company and the Holder.

21.          Entire Agreement.                This Note and constitutes the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

22.          Waiver of Jury Trial.   THE COMPANY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT,  DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THIS WAIVER OF THE RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized, all as of the date first hereinabove written.

BIO-KEY INTERNATIONAL, INC

By:
Name:
Title:

State of New York	)
) ss:
County of	)

On the          day of July, 2009 before me, the undersigned, personally appeared                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public